                                                                      Exhibit 21


                   LIST OF IMCO RECYCLING INC. SUBSIDIARIES


Wholly owned unless otherwise indicated as of March 1, 2001.


1.   IMCO Investment Company,  a Delaware Corporation

2.   Interamerican Zinc, Inc.,  a Delaware Corporation

3.   IMCO Recycling of Ohio Inc.,  a Delaware Corporation

4.   IMCO Management Partnership L.P.,  a Texas Limited Partnership

5.   IMCO Recycling of California, Inc., a Delaware Corporation

6.   IMCO Energy Corp., a Delaware Corporation

7.   IMCO International, Inc., a Delaware Corporation

8.   IMCO Recycling of Indiana Inc., a Delaware Corporation

9.   IMCO Recycling of Illinois Inc., an Illinois Corporation

10.  IMCO Indiana Partnership L.P., an Indiana Limited Partnership

11.  Pittsburg Aluminum, Inc., a Kansas Corporation

12. VAW-IMCO GuB und Recycling GmbH, a private company with limited liability organized under the laws of Germany (50% owned)

13.  IMCO Recycling of Michigan L.L.C., a Delaware Limited Liability Company

14. IMCO Recycling (UK) Ltd., a private company limited by shares and organized under the laws of England and Wales

15.  IMSAMET, Inc., a Delaware Corporation

16.  IMCO Recycling of Idaho Inc., a Delaware Corporation

17.  IMCO Recycling of Utah Inc., a Delaware Corporation

                   LIST OF IMCO RECYCLING INC. SUBSIDIARIES


18.  Imsamet of Arizona, an Arizona General Partnership (70% owned)

19.  Solar Aluminum Technology  Services, a Utah General Partnership (50% owned)

20.  Rock Creek Aluminum, Inc., an Ohio Corporation

21.  Alchem Aluminum, Inc., a Delaware Corporation

22. IMCO Recycling Holding B.V., a private company with limited liability organized under the laws of the Netherlands

23. IMCO (UK) Limited Partnership, a limited partnership organized under the laws of England and Wales

24.  U.S. Zinc Corporation, a Delaware Corporation

25.  Gulf Reduction Corporation, a Delaware Corporation

26.  Midwest Zinc Corporation, a Delaware Corporation

27.  MetalChem, Inc., a Pennsylvania Corporation

28.  Western Zinc Corporation, a California Corporation

29.  U.S. Zinc Export Corporation, a Texas Corporation

30.  U.S. Zinc - FSC, Inc., a Barbados Corporation

31.  MetalChem Canada Incorporated, an Ontario Corporation

32. MetalChem Handel GmbH, a private company with limited liability organized under the laws of Germany

33.  Alchem Aluminum Shelbyville Inc., a Delaware Corporation

34.  Indiana Aluminum Inc., an Indiana Corporation

35. IMCO Funding Corporation, a Delaware Corporation organized as a Qualified Special Purpose Entity

36.  IMCO Recycling Services Company, a Delaware Corporation

37.  IMCO Operations Services Company, a Delaware Corporation

38. IMCO Reciclaje de Mexico, S. de R.L. de C.V., a limited liability company with variable capital organized under the laws of Mexico